LABOR CONTRACT

Jan. 15, 2004

Party A: Da Lian Xin Yang High-Tech Development Co., Ltd.

Party B: Wang Yulong

To establish the labor relationship and make clear both parties' rights and obligations, according to the Labor Law of People's of Republic China and relevant regulations of our country, province and city, on base of equality, free will and mutual understanding, both parties agree to sign this contract.

Ⅰ Contract period will be one of the followings,

1. Fixed period. This contract is 5 year 0 month, from Jan. 16, 2004 to Jan. 15, 2009.

2. Unfixed period. This contract begins from____________________, and finishes or be relieved due to the following terms:
1) Party B has been at the age of retirement regulated by the law. 2) One of the parties has disappeared. 3) Other terms regulated by our law.

3. By working hours/period for job/project. From ____________________ to when this job (or project) ends.
Thereamong, the probation period is___________months___________days, from to__________________.

Ⅱ Position and working conditions

1.Party A will appoint Party B to act as Vice President position according to the company's request

2.Party A should provide certain working place, devices, facilities and protections required by our law to Party B, ensuring Party B's safety and health. If the position offered to Party B may cause some occupational disease, Party A should tell the truth and Party B has the right to refuse or relieve the contract.

Ⅲ Payments and Social insurance

1.Party A will pay for Party B in cash according to the following terms
1) Monthly income RMB 15,000 ; Probation monthly income is RMB ______________.
2) Hourly wages: Monthly income no less than RMB _____________; probation monthly income no less than RMB _____________.

3) Piece rate: Monthly income no less than RMB ___________; probation monthly income no less than RMB ___________.

2.Regarding to the situation of company's economic benefit, Party A can adjust Party B's payment according to Company's management of payment.

3.The payment paid to Party B should not be less than the lowest payment standard regulated by government, and should not be scrimped or delayed.

4.If Party A extend Party B's working hours or take up his rest days or holidays, Party A should pay for Party B according certain regulation.

5.If Party A arranges Party B to rest, should pay for his living fees

6.Party A should follow the law to pay social insurance for Party B.

Ⅳ working hours and holidays

1.Party A should follow certain law to arrange Party B to have his working hours , rest , holidays and vocations

2.If Party B is ill or stops working not due to industrial injury, Party A should arrange medical treatment period.

Ⅴ Labor regulation

Party A should establish and develop each respect of administration system, prizing or punishing Party B according to certain regulations. Party B should comply to Party A's regulation and labor discipline, and obey Party A's guidance and management.

Ⅵ Labor Contract's modification, termination and renewing

1.Via mutual discussion, both parties agree to change some part of the contract.

2.If the contract is fulfilled or the condition of contract ending appears, this labor contract will be stopped. However, if both parties agree, the contract can be continued.

3.if Party A want to end or continue the contract, should inform Party B in writing 30days in advance.

Ⅶ Contract's relief

(Ⅰ) Upon mutual understanding, both parties agree to relieve the contract

(Ⅱ) if there is one of the following cases happen on Party B, Party A has the right to stop the contract

1. During the probation period, Party B is proved to be unqualified
2. Seriously break the labor discipline or Party A's regulation,
3. Serious misconduct, malversation or serious damage to Party A
4. Taking on criminal duty or having experience of reeducation through labor

(Ⅲ) If one case of the followings happened, party A has the right to relieve the contract, but should inform Party B 30day ahead in formal style.

1. Party B who is ill or stops working not due to industrial injury, after medical treatment period, can not do the origin job or incapable of the position Party A arranges.
2. Party B is incapable of the current job, even failed after training or adjustment.
3. If the objective situation, based on which the contract made, has changed seriously, and the original contract cannot be carried out, both parties disagree to change the contract.

(Ⅳ) For the cutting-stuff, who meet the job displacement requirement and conform to proper procedure, Party A should report to labor guarantee administration department of the government, and then relieve the contract.

(Ⅴ)If one case of the following terms happened on Party B, Party A cannot relieve the contract according to seven(THREE)(FOUR) and also cannot end this labor contract.

1) Having occupational disease or industrial injury, appraised to be 1-6 grades
2) Female employees during the period of pregnancy, childbirth and lactation.
3) People falling ill or suffering injuries not due to work, in medical treatment period (including extended period)
4) During the service period in Army
5) Worker representatives who attend equal conversations, in the collective contract period.
6) Other circumstances formulated by law.

(Ⅵ) Any case of the followings, Party B can inform Party A to stop the contract in written form at any time. Party A should pay for Party B by actual working hours and proper treatment.

1) Probation period
2) Party A enforce Party B to work by violence threat and illegal manners to restrict individual freedom.
3) Party A didn't pay for Party B's salary, social insurance or offer labor condition according to the contract.

Ⅷ Economic Compensation.

According to foresaid Ⅶ(Ⅰ) AND Ⅶ (Ⅲ)(Ⅳ), If it is Party A who relieve the contract, Party A should make compensation for Party B; Because Party B's illness or non-industrial injury conforms to maim standard, Party A relieves or end the contract, he should pay for Party B the compensation fee.

Ⅸ Responsibility of violating the labor contract

1. Either of Party A or Party B who breaks the agreement of laws, regulations, or labor contract to relieve the labor contract, should pay penalty to the other Party, the amount of penalty:
2. Either of Party A or Party B who breaks the agreement of laws, regulations, or labor contract to relieve the labor contract, and leading to the economic damages to the other Party, should compensate according to actual damages.
3. Party A terminate and relieve the labor contract according to regulations, and not notify the laborer 30 days ahead in writing, should compensate the laborer by the actual salary obtained last month, adding one month's salary.
4. Party B puts forward releasing the labor contract, should notify Party A 30 days ahead in writing, and burden the breaking responsibility according to Party A' s regulation and agreement in the labor contract, and then Party A should do any transactions relating to relieving the contract.

Ⅹ Labor Disputes

Both Party A and Party B have disputes because of the fulfillment of the contract, either of parties has the right to apply to intermediation and arbitration. If disagree with the results of arbitration, it can suit to People Court within 15 days from receiving the award.

Ⅺ other items needing the agreement between both parties
1. Welfare
2. Training fees
3. Business secrets
4. Others

Ⅻ Attachment

1. When sign this contract, both parties should have legal incorporation qualification. Other unmentioned cases should follow the law, regulations or provision

formulated by our country, province and city.

3. This contract should be signed by pen or fountain pen. Alternation and omission are prohibited
4. If one party put forward verification after signing the contract, Party A should go to Labor Guarantee Administration Department for verifying.
5. This contract should have two copies, and each party has one.

Party A:

Dalian Xinyang High Tech

Development Co.,

Party B:

Wang Yulong